UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1 - 9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS 38824
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06  Material Impairments.

As a result of its most recent review of store performance, management of Hancock Fabrics, Inc. reached a decision on January 25, 2006 to close approximately 50 stores in 2006. These stores represent $32 million in annualized sales and approximately $3 million in operating losses. The inventory in the stores identified for closing will be liquidated through major sale events in the weeks preceding the closings. In all likelihood, there will be losses incurred as a result of liquidation pricing during this process that will be recorded as incurred. In addition, there are long-lived assets associated with these stores, totaling $2 million, which will be reviewed for impairment as part of the year-end closing process for 2005. It is probable that a substantial portion of these assets will be determined to be impaired, requiring a non-cash charge, since their future cash flows will not be expected to be adequate to recover the carrying amount of the assets. In addition, many of these stores have lease commitments that extend past 2006, and it is expected that the continuing occupancy costs for periods beyond the projected closing dates will total $8 million over a number of future years. As these stores are closed, charges to earnings will be recorded to the extent that the $8 million of continuing occupancy costs exceed amounts estimated to be recoverable through subleasing the properties or early termination of the leases. The company will be engaging a national firm to assist it in the process of marketing these properties and/or negotiating with landlords for early terminations, in an attempt to maximize recoveries.

As with the aforementioned store closing analysis, reviews for potential impairment of long-lived assets will likely affect a greater number of stores this year, including stores that are not scheduled for closing. The impairment review will be performed as part of the year end closing process and any such impairment will result in a non-cash charge to earnings in 2005.

Item 7.01 Regulation FD Disclosure.

The information furnished on Exhibit 99.1 herewith, is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number Description

99.1  Press release issued by Hancock Fabrics, Inc., dated January 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith
Bruce D. Smith
Executive Vice President
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 30, 2006